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                                                                      EXHIBIT 32

                   CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                    AND CHIEF FINANCIAL OFFICER PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES
                                     CODE)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Penton Media, Inc. (the "Company"), hereby certifies, with respect to the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "10-K Report") that to his knowledge:

          (1) the 10-K Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

          (2) the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the 10-K Report.

                                          /s/ DAVID B. NUSSBAUM
                                          --------------------------------------
                                          David B. Nussbaum
                                          Chief Executive Officer

                                          /s/ PRESTON L. VICE
                                          --------------------------------------
                                          Preston L. Vice
                                          Chief Financial Officer

Dated: March 21, 2006